EXHIBIT C

      ORGANIZATIONAL CHART SHOWING THE RELATIONSHIP OF EACH EWG
                                  OR
            FOREIGN UTILITY COMPANY TO ASSOCIATE COMPANIES
                    IN THE HOLDING COMPANY SYSTEM


WPS RESOURCES CORPORATION *
   - Wisconsin Public Service Corporation
      - WPS Leasing, Inc.
   - Upper Peninsula Power Company
   - WPS Visions, Inc.
   - WPS Energy Services, Inc.
   - Upper Peninsula Building Development Company
   - Penvest, Inc.
   - WPSR Capital Trust I
   - WPS Power Development, Inc.
      - PDI Stoneman, Inc.
          - Mid-American Power, LLC
            (66-2/3% owned by PDI Stoneman, Inc.)
      - PDI Operations, Inc.
      - Mid-American Power Ventures, LLC
            (75% owned by WPS Power Development, Inc.)
          - Neulite Industries of Wisconsin, LLC
            (50% owned by WPS Power Development, Inc.)
          - PDI Canada, Inc.
          - PDI New England, Inc.
          - Renewable Fibers International, LLC
            (33-1/3% owned by WPS Power Development, Inc.)
          - Wisconsin Woodgas LLC
          - Wisconsin Energy Operations LLC
            (49% owner by WPS Power Development, Inc.)
          - ECO Coal Pelletization #12, LLC
            (66-2/3% owned by WPS Power Development, Inc.)

*  WPS Resources Corporation is the parent holding company.
   All affiliated companies listed are 100% owned except as noted otherwise.